e-mail: gchamberlain@applebyglobal.com direct dial: Tel +441 298 3598 Fax +441 298 4138 your ref: appleby ref: GC/nd/137506.12 3 November 2009

Invesco Ltd. 1360 Peachtree Street, N.E. Atlanta, Georgia 30309 U.S.A.

Dear Sir

Invesco Ltd. – Registration Statement on Form 8 and Post-Effective Amendment No.1 to Form S-8

We have acted as attorneys in Bermuda for Invesco Ltd., a Bermuda limited liability company (the “Company”) in connection with its filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) of:-

(i)

Registration Statement on Form S-8 with respect to up to 18,652,089 of the Company’s common shares of par value US$0.20 per share (the “Common Shares”) to be issued pursuant to the terms of the Company’s No. 3 Executive Share Option Scheme, 2000 Share Option Plan, Rules of AMVESCAP International Sharesave Plan, AMVESCAP 1997 Sharesave Scheme, Rules of AMVESCAP Irish Sharesave Plan, 2003 Share Option Plan (Canada), Rules of the Perpetual Unapproved Share Option Scheme and Trimark Financial Corporation Executive Stock Option Plan.

(ii)	Post-Effective Amendment No.1 to Form S-8 in respect of the Company’s Global Stock Plan, No.3 Executive Share Option Scheme and Rules of AMVESCAP International Sharesave Plan.

(together the “Registration Statements”).

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Invesco Ltd.
3 November 2009

The plans set forth in (i) and (ii) above are collectively referred to herein as the “Plans”.

For the purposes of this opinion we have examined and relied upon the documents (the “Documents”) listed, and in some cases defined, in the schedule to this opinion (the “Schedule”) together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)

the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarized, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;
(c)	the genuineness of all signatures on the Documents;
(d)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have a material effect on any of the opinions herein expressed;
(e)	that all representations and factual statements appearing in the Registration Statements, the Plans and the Resolutions are true, accurate and complete in all material respects;
(f)

that any awards granted under the Plans will be in consideration of the receipt by the Company prior to the issue of Common Shares pursuant thereto of either cash or services at least equal to the par value of such Common Shares;

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Invesco Ltd.
3 November 2009

(g)	that when filed with the Securities and Exchange Commission, the Registration Statements will not differ in any material respect from the drafts that we have examined;
(h)

that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(i)

that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(j)

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by the Directors of the Company (the “Directors”), as unanimous written resolutions of the Directors and that there is no matter affecting the authority of the Directors to approve the adoption of the Plans and the filing of the Registration Statements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(k)

that no Common Shares will be issued under the Plans for less than $0.20 par value and that at the time of any issuance of Common Shares under the Plans the Company will continue to have sufficient authorized and unissued shares reserved for issuance thereunder; and

(l)	that the Common Shares will remain listed on the New York Stock Exchange.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

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Invesco Ltd.
3 November 2009

(1)

The Company is an exempted company incorporated with limited liability and is existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Common Shares.

(2)

When issued pursuant to the applicable Resolutions and the Plans, all necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Common Shares pursuant to Bermuda law will have been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda will have been duly obtained for the issue by the Company of the Common Shares.

(3)

When the Common Shares have been duly issued and paid for pursuant to and in accordance with the terms and conditions referred to or summarised in the applicable Resolutions and the Plans, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(4)	There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares.

Reservations

We have the following reservations:

(a)

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)	In paragraph (1) above, the term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.
(c)

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of such shares, that: no shareholder shall be obliged to contribute further amounts to the capital

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of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d)

Under the Notice to the Public dated 1 June 2005 by the Bermuda Monetary Authority (the “BMA”) made under the Exchange Control Act 1972 and the Exchange Control Regulations 1973 (the “BMA Notice”), the BMA has given general permission for the issuance of shares of Bermuda exempted companies (such as the Company) to a non-resident, where the Equity Securities (as defined in the BMA Notice) are listed on an Appointed Stock Exchange (defined in the “BMA Notice”) (which includes the New York Stock Exchange), for as long as any Equity Securities of the Company remain so listed.

(e)

Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)

details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)

details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

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(iii)

whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or
(v)

whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(f)	In order to issue this opinion we have carried out the Company Search and have not enquired as to whether there has been any change since the date of such search.
(g)	In order to issue this opinion we have carried out the Litigation Search and have not enquired as to whether there has been any change since the date of such search.

Disclosure

This opinion is addressed to you in connection with the registration of the Common Shares with the Securities and Exchange Commission pursuant to the Registration Statements and is not to be made available to, nor relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statements of the Company.

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Invesco Ltd.
3 November 2009

We also consent to the reference to our firm wherever appearing in the Registration Statements.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby

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Invesco Ltd.
3 November 2009

SCHEDULE

1.	An electronic copy of the draft Registration Statements.
2.	An electronic copy of the Plans.
3.	A copy of the resolutions of the Board of Directors of the Company (the “Board”) adopted on 30 November 2007 (the “Resolutions”).
4.

The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search done on 2 November 2009 (the “Company Search”).

5.

The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search done on 2nd November 2009 (the “Litigation Search”).

6.

Certified copies of the Certificate of Incorporation, Memorandum of Association and Amended and Restated Bye-laws of the Company dated 2 November 2009 (collectively referred to as the “Constitutional Documents”).

7.	A copy of the BMA Notice.
8.	A Certificate of Compliance dated 2 November 2009 issued by the Ministry of Finance in respect of the Company.

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